UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On August 11, 2026, Hallador Energy Company (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”), by and among the Company, Texas Capital Bank, as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”), which amends the Credit Agreement, dated as of March 5, 2026, among the Company, the Administrative Agent and the Lenders party thereto (as amended by the First Amendment, the Second Amendment, and as further amended by the Third Amendment, the “Credit Agreement”).

The Third Amendment modifies the definition of "EBITDA" set forth in the Credit Agreement to, among other things, permit the Company to add back to EBITDA certain payments received by the Company or its restricted subsidiaries in respect of power purchase agreement exclusivity agreements during the fiscal quarter ended June 30, 2026, in an aggregate amount not to exceed $10,000,000.

The foregoing description of the Amendment is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement dated as of August 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Energy Company

August 14, 2026	By:	/s/ERIC VAN DEMAN
Eric Van Deman Chief Accounting Officer

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